Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NIKE, Inc. of our report dated July 20, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in NIKE, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2023.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
July 20, 2023

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